Exhibit 99.1


[SVI logo here]


                           12707 High Bluff Drive, Suite 335    Tel 858.481.4404
                           San Diego, CA 92130                  Fax 858.481.8557




                           FOR IMMEDIATE RELEASE



CONTACTS:

MAURA SMITH
SVI
858-481-4404, extension 146
E-mail: msmith@svisolutions.com


                                                      SVI Issues Year-end Update

San Diego, CA - March 30, 2001 - SVI Solutions, Inc. (AMEX: SVI) announced today that the Company has reached an agreement with its senior lender, Union Bank of California ("Union Bank"), to extend its loan maturity date by approximately thirty (30) days from the end of March 2001. This extension will provide the Company and Union Bank time to continue discussions regarding a potential longer-term extension of the Company's senior loan facility.

The Company's new management team has conducted a detailed review of operations, and as a result, has today also announced that it has implemented a reorganization of its SVI Retail operations in its San Diego and Irvine locations. The Company undertook this reorganization as part of its on-going consolidation and cost-containment efforts. The Company currently estimates total annual savings from this reorganization of approximately $2.3 million. The Company will incur a restructuring charge in its fourth fiscal quarter as a result of this action.

Additionally, the Company announced today that it is experiencing significant strains on its cash resources. In response to this situation, the Company is examining potential sources of new financing to improve its cash position, but has not yet received any binding commitments.

"We are putting in place what we believe are the key elements of a plan to return the Company to a positive cash flow from operations in fiscal 2002 (which begins April 1, 2001), said Tom Dorosewicz, SVI's Chief Executive Officer. "During the current fiscal quarter, we have assembled a new executive

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                                              PAGE 2, SVI ISSUES YEAR-END UPDATE


team including myself, a new Chief Financial Officer and a new Executive Vice President of Retail Operations. We are now in the process of aggressively implementing these plans, including the reorganization of our US Retail operations, which we announced today, a rapid expansion of our sales and marketing activities and examining potential sources of new financing. While the Company is currently dealing with a difficult financial situation, we believe that our plans, together with potential new sources of financing, will return the Company to a positive cash position in fiscal 2002."


ABOUT SVI


Headquartered in San Diego, CA, SVI provides multi-channel business solutions to retailers. The company's suite of solutions includes supply chain and store systems as well as direct-to-consumer and e-commerce solutions. SVI maintains offices and subsidiaries in the United States, the United Kingdom and Australia. Its worldwide customer base includes major retailers such as Toys "R" Us, OfficeMax, The Limited, JCPenney, the Disney Stores and Victoria's Secret. More information on SVI can be obtained on their website at www.svisolutions.com.

CERTAIN STATEMENTS CONTAINED IN THIS NEWS RELEASE REGARDING MATTERS THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS RELATE TO FUTURE EVENTS OR THE COMPANY'S FUTURE PERFORMANCE. THESE STATEMENTS ARE ONLY PREDICTIONS. BECAUSE SUCH FORWARDING-LOOKING STATEMENTS INCLUDE RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE, BUT ARE NOT LIMITED TO, THE COMPANY'S ABILITY TO INCREASE SALES, MARKET ACCEPTANCE OF THE COMPANY'S PRODUCTS, COMPETITION, THE ABILITY TO RAISE CAPITAL WHEN NEEDED ON TERMS AND CONDITIONS ACCEPTABLE TO THE COMPANY, THE COMPANY'S ABILITY TO CONSUMMATE ACQUISITIONS AND DEVELOP ADVANCED TECHNOLOGIES, FLUCTUATIONS IN CURRENCY EXCHANGE RATES, THE DEMAND FOR THE COMPANY'S PRODUCT AND SERVICES INTERNATIONALLY, ESPECIALLY IN THE UNITED KINGDOM AND AUSTRALIA, THE IMPACT OF A POTENTIAL BUSINESS COMBINATION WITH THE COMPANY'S MAJORITY SHAREHOLDER AND OTHER RISK FACTORS IDENTIFIED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. OTHER RISK FACTORS ARE LISTED IN THE COMPANY'S REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2000. SVI UNDERTAKES NO OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO THE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS NEWS RELEASE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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